EXHIBIT 23




                         CONSENT OF ARTHUR ANDERSEN LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports dual-dated January 29, 1999 and November 1, 1999, included in te combined annual report on Form 10-K as amended for SIGCORP, Inc. and Southern Indiana Gas and Electric Company for the year-ended December 31, 1998, which were incorporated by reference into the Joint Proxy Statement/Prospectus of Indiana Energy, Inc. and SIGCORP, Inc. dated November 12, 1999 into Indiana Energy, Inc. previously filed Registration Statements File Nos. 33-45046, 33-56522, 33-57148, 33-55983, 33-62439, 333-72399 and 333-89221.

Arthur Andersen LLP

Chicago, Illinois
January 27, 1999